TERMINATION AGREEMENT


      This Termination Agreement (this "Agreement") is dated as of this 30th day of March, 2004 between Dominix, Inc., a Delaware corporation ("Dominix") and MarketShare Recovery, Inc., a Delaware corporation ("MarketShare").

      A. Dominix and MarketShare entered into a Stock Purchase Agreement dated November 25, 2003 (the "Stock Purchase Agreement") under which Dominix, subject to certain conditions, would acquire all of the outstanding capital stock of MarketShare Recovery, Inc., a New York corporation and wholly owned subsidiary of MarketShare (MarketShare Sub).

      B. Closing under the Stock Purchase Agreement was to occur before January 31, 2004 unless MarketShare was required to file an information statement with the SEC, in which case the closing is to occur by March 31, 2004.

      C. MarketShare has provided Dominix with the use of office space at 95 Broadhollow Road, Melville, New York (the "Premises").

      D. Dominix has provided financial support to MarketShare.

      E. The parties have determined that it is in their mutual best interest to terminate the Stock Purchase Agreement in accordance with the terms set forth herein.

      NOW,  THEREFORE,   for  good  and  valuable  consideration,   Dominix  and
MarketShare, intending to be legally bound, agree as follows:

            1. TERMINATION. Subject to the terms and conditions herein stated, the Stock Purchase Agreement is terminated as of the date of this Agreement and the parties respective obligations thereunder are settled.

            2. ADDITIONAL AGREEMENTS. As partial consideration for the mutual releases contained in Section 3 of this Agreement, Dominix and MarketShare agree as follows:

            2.1 Extinguishment of Advance to MarketShare and MarketShare Sub. The mutual release contained in Section 3 of this Agreement includes an aggregate $45,567.00 due from MarketShare and MarketShare Sub.

            2.2 Database License. MarketShare will cause MarketShare Sub to enter into and perform the Database License Agreement set forth as Exhibit B.

            2.3 Memorandum of Understanding. Dominix and MarketShare will enter into a Memorandum of Understanding in the form annexed hereto as Exhibit C relating to the use and occupancy of certain offices at the Premises.

      3. MUTUAL RELEASES. Each party hereto, such party's heirs, assigns and agents, do hereby fully and forever, release, waive and discharge each of the parties hereto, and their respective officers, directors, shareholders, agents, employees, successors and assigns, (hereinafter collectively referred to as the "Releasees") from and against each and every claim, demand, cause of action, obligation, damage, complaint, expense or action of any kind, description or nature whatsoever, known or unknown, suspected or unsuspected, that each party has or may hereafter have, against the Releasees arising out of the Stock Purchase Agreement, any agreement between Dominix and its subsidiaries, on one side and MarketShare and its subsidiaries, on the other side. This mutual release specifically excludes the rights and obligations of the parties under any of the documents described in Section 2 of this Agreement or any representation, warranty or covenant contained in this Agreement.

      4. REPRESENTATIONS OF DOMINIX. Dominix represents, warrants and agrees that it has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by Dominix and, assuming due execution and delivery by, and enforceability against, MarketShare, constitutes the valid and binding obligation of Dominix enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by Dominix or in connection with the execution and delivery by Dominix of this Agreement and consummation and performance by it of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Dominix and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by Dominix will not:

            (a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which Dominix is a party or by or to which any of the properties and assets of Dominix may be bound or subject;

            (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either Dominix or the securities, assets, properties or business of Dominix is bound; or

            (c) knowingly violate any statute, law or regulation.

      5. REPRESENTATIONS OF MARKETSHARE. MarketShare represents, warrants and agrees that it has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by MarketShare and, assuming due execution and delivery by, and enforceability against, Dominix, constitutes the valid and binding obligation of MarketShare enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by MarketShare or in connection with the execution and delivery by MarketShare of this Agreement and consummation and performance by it of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MarketShare and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by MarketShare will not:

      (a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which MarketShare is a party or by or to which any of the properties and assets of MarketShare may be bound or subject;

      (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either MarketShare or the securities, assets, properties or business of MarketShare is bound; or

      (c) knowingly violate any statute, law or regulation.

      6. NO ADMISSION. The parties agree that the execution of this Agreement is not an admission by any of them of liability with respect to damages, except as set forth in this Agreement.

      7. MISCELLANEOUS PROVISIONS.

            7.1 Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the Parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the Parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

            7.2 Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

            7.3 Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of New York without regard to conflict or choice of law principles of New York or any other jurisdiction. This Agreement shall be executed in New York and is intended to be performed in New York. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of New York, and agree to exclusively litigate said actions.

            7.4 No Waiver. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right or remedy shall not be waived, nor shall such nonaction be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.

            7.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

            7.6 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

            7.7 Counsel. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with the Action and this Agreement. If any Party initiates any legal action arising out of or in connection with enforcement of this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

            7.8 Notices. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the parties at their respective addresses as shown below:


     Name                                  Address
     ----                                  -------
     To Dominix:                           Dominix, Inc.
                                           95 Broadhollow Road
                                           Melville, NY  11747
                                           Attn:  Raymond Barton, President
     Facsimile:                            (631) 385-3205

     With a Copy To:                       Sommer & Schneider LLP
                                           595 Stewart Avenue, Suite 710
                                           Garden City, NY  11530
                                           Attn:  Herbert H. Sommer
     Facsimile:                            (516) 228-8211

     To MarketShare:                       MarketShare Recovery, Inc.
                                           95 Broadhollow Road
                                           Melville, NY  11747
     Facsimile:                            (631) 385-3205


      Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.

      7.9 Entire Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

      7.10 Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

      7.11 Documents. At the conclusion of the Action, each Party shall return to the other all documents and papers produced by the other in connection with the Action.

      7.12 Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with this Agreement.

      7.13  Captions.   The  captions   appearing  in  this  Agreement  are  for
convenience only, and shall have no effect on the construction or interpretation of this Agreement.








                            [SIGNATURE PAGE FOLLOWS]

         Executed by the Parties on this 30th day of March, 2004.


                                  DOMINIX, INC.


                                       By:
                                           -------------------------------------
                                              Name:  Raymond Barton
                                              Title:    President



                                       MARKETSHARE RECOVERY, INC.


                                       By:
                                           -------------------------------------
                                              Name:  Raymond Barton
                                              Title:    President